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                                                                    EXHIBIT 24.1

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS



Laser Technology, Inc.
Englewood, Colorado


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 13, 1996, relating to the consolidated financial statements and schedule of Laser Technology, Inc. which is contained in that Prospectus.

We also consent to the references to us under the captions "Selected Financial Data" and "Experts" in the Prospectus.




                                             BDO SEIDMAN, LLP


Denver, Colorado
January 28, 1997